EXHIBIT 99.1

News Release

Victory Capital and Amundi Execute Definitive Agreement to
Become Strategic Partners

San Antonio, Texas, July 9, 2024 ― Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or the “Company”) today announced that it has reached a definitive agreement with Amundi (“Amundi”), for their previously announced transaction.

Consistent with the Memorandum of Understanding announced on April 16, 2024, Amundi and Victory Capital have entered into reciprocal 15-year distribution agreements which will be effective upon closing of the transaction, the Amundi US business (formerly Pioneer Investments) will be combined into Victory Capital, and Amundi will become a strategic shareholder of Victory Capital.

David Brown, Chairman and Chief Executive Officer said: “This strategic relationship accelerates the globalization of our firm through a new global distribution channel. The transaction’s structure is carefully designed to closely align our common interests.”

Under the distribution agreements, Victory Capital will be the supplier of US-manufactured active asset management products for Amundi’s distribution outside of the US. Additionally, Victory Capital will become the distributor of Amundi’s non-US manufactured products in the US.

“In addition, combining the Amundi US business onto our platform will provide important strategic benefits,” Brown added. “It will broaden our investment offerings with the addition of new and complementary investment capabilities and will result in a larger and broader US distribution sales and marketing effort and reach.

“Financially, we expect to achieve low-double-digit EPS accretion within a year of closing. A majority of the estimated $100 million in annual cost savings is expected to be achieved within a year of closing, with any remaining expense synergies expected to be realized in the following year.”

Victory Capital’s net leverage ratio is projected to significantly improve upon closing, as a result of higher cash flow and the absence of incurring any incremental debt from the transaction.

Transaction Details

Under the proposed transaction, Amundi US would be combined into Victory Capital in exchange for a 26.1% economic stake in Victory Capital, subject to customary adjustment. Amundi would become a strategic shareholder of Victory Capital with two of its representatives joining the Victory Capital Board of Directors when the transaction closes. The transaction is subject to customary closing conditions, including regulatory approvals and the consent of Amundi US clients, and is expected to be completed late in the 4th quarter of 2024 or in early 2025. The issuance of Victory

Capital shares in the proposed transaction is subject to the approval of Victory Capital shareholders.

PJT Partners and BofA Securities are acting as financial advisors and Willkie Farr & Gallagher LLP is providing legal counsel to the Company in connection with this transaction.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call later today, July 9, 2024, at 8:00 a.m. ET to discuss the definitive agreement. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please call (800) 715-9871 (domestic) or (646) 307-1963 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, supplemental materials will be available on the investor relations section of Victory Capital’s website at https://ir.vcm.com before the conference call begins. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of applicable U.S. federal and non-U.S. securities laws. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof and include, but are not limited to, statements regarding the proposed transaction and the outlook for Victory Capital’s or Amundi’s future business and financial performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s and Amundi’s control and could cause Victory Capital’s and Amundi’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: risks that conditions to closing will fail to be satisfied and that the transaction will fail to close on the anticipated timeline, if at all; risks associated with the expected benefits, or impact on the Victory Capital’s and Amundi’s respective businesses, of the proposed transaction, including the ability to achieve any expected synergies; and other risks and factors relating to Victory Capital’s and Amundi’s respective businesses contained in their respective public filings.

Important Additional Information and Where to Find It

This communication is being issued in connection with the proposed acquisition of Amundi Holdings US, Inc. (“Amundi US”) by the Company. In connection with the transaction, the Company intends to file a proxy statement and certain other documents regarding the transaction with the SEC. The definitive version of the proxy statement (if and when available) will be mailed to the Company’s stockholders.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, CAREFULLY

AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS CONTEMPLATED BY THE CONTRIBUTION AGREEMENT AND RELATED MATTERS.

Investors and security holders may obtain, free of charge, copies of the proxy statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov or the Investor Relations portion of the Company’s website at https://ir.vcm.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees may be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the special meeting of stockholders that will be held to consider and vote upon the approval of the share issuance in connection with the proposed acquisition of Amundi US by the Company. Additional information regarding the identity of the participants, and their respective direct and indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the transaction (if and when they become available). Information relating to the Company’s executive officers and directors can also be found in the Company’s proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on March 28, 2024. Investors and security holders may obtain free copies of these documents using the sources indicated above.

About Victory Capital

Victory Capital is a diversified global asset management firm with total assets under management of $168.5 billion, and $173.4 billion in total client assets, as of May 31, 2024. The Company employs a next-generation business strategy that combines boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 11 autonomous Investment Franchises and a Solutions Business, Victory Capital offers a wide array of investment products and services, including mutual funds, ETFs, separately managed accounts, alternative investments, third-party ETF model strategies, collective investment trusts, private funds, a 529 Education Savings Plan, and brokerage services.

Victory Capital is headquartered in San Antonio, Texas, with offices and investment professionals in the U.S. and around the world. To learn more please visit www.vcm.com or follow Victory Capital on Facebook, Twitter, and LinkedIn.

Contacts

Investors:

Matthew Dennis, CFA

Chief of Staff

Director, Investor Relations

216-898-2412

mdennis@vcm.com

Media:
Jessica Davila

Director of Global Communications

210-694-9693

Jessica_davila@vcm.com